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                                                          Exhibit 23.3



                       CONSENT OF DEUTSCHE MORGAN GRENFELL INC.

   We hereby consent to the use of Appendix E containing our opinion letter dated February 10, 1998 to the Board of Directors of Dolphin, Inc. ("Dolphin") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the strategic alliance between Dolphin and Sprint Corporation and to the references to our firm name in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

May 11, 1998                          DEUTSCHE MORGAN GRENFELL INC.


                                      By:  /s/ Ravi Kaza
                                      ----------------------------------------
                                      Ravi Kaza
                                      Assistant Vice President